Exhibit 99.1

Company contacts:

Bob Blair

Western Digital Investor Relations

949.672.7834

robert.blair@wdc.com

Steve Shattuck

Western Digital Public Relations

949.672.7817

steve.shattuck@wdc.com

FOR IMMEDIATE RELEASE:

WESTERN DIGITAL ANNOUNCES Q2 REVENUE OF $4.0 BILLION AND

NON-GAAP NET INCOME OF $532 MILLION, OR $2.19 PER SHARE1

IRVINE, Calif. — Jan. 22, 2014 — Western Digital® Corp. (NASDAQ: WDC) today reported revenue of $4.0 billion and net income of $430 million, or $1.77 per share for its second fiscal quarter ended Dec. 27, 2013. On a non-GAAP basis, net income was $532 million or $2.19 per share.1 In the year-ago quarter, the company reported revenue of $3.8 billion, net income of $335 million, or $1.36 per share. Non-GAAP net income in the year-ago quarter was $513 million, or $2.09 per share.2

The company generated $727 million in cash from operations during the December quarter, ending with total cash and cash equivalents of $4.7 billion. During the quarter, the company utilized $150 million to buy back 2.0 million shares of common stock. On Nov. 13, the company declared a $0.30 per common-share dividend, which was paid on Jan. 15.

“We executed well in the December quarter as we continue participating in the ongoing growth of data in all of our served markets,” said Steve Milligan, president and chief executive officer. “The industry TAM was slightly higher than anticipated driven by seasonal demand as we saw strength in gaming and branded products.

Western Digital Announces Q2 Revenue of $4.0 Billion and

Non-GAAP Net Income of $532 Million, or $2.19 Per Share1

“We continue to be very excited about our unique position in the storage ecosystem, enabling a broad-based perspective on the dramatic changes that are underway,” said Milligan. “We serve very large markets underpinned by strong data growth prospects. Strategically, we are well positioned to play a leadership role by innovating and collaborating with our customers to define the future digital data landscape.”

The investment community conference call to discuss these results will be broadcast live over the Internet today at 2 p.m. Pacific/5 p.m. Eastern. The live and archived conference call webcast can be accessed online at investor.wdc.com. The telephone replay number is 800-688-2171 in the U.S. or +1-402-998-0565 for international callers.

About Western Digital

Western Digital Corp. (NASDAQ: WDC), Irvine, Calif., is a global provider of products and services that empower people to create, manage, experience and preserve digital content. Its subsidiaries design and manufacture storage devices, networking equipment and home entertainment products under the WD®, HGST and G-Technology brands. Visit the Investor section of the company’s website (www.westerndigital.com) to access a variety of financial and investor information.

Western Digital Announces Q2 Revenue of $4.0 Billion and

Non-GAAP Net Income of $532 Million, or $2.19 Per Share1

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 concerning our participation in the growth, and our role in the future, of digital data and our position in the storage ecosystem. These forward-looking statements are based on management’s current expectations and are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in the forward-looking statements, including the impact of continued uncertainty and volatility in global economic conditions; supply and demand conditions in the hard drive industry; uncertainties concerning the availability and cost of commodity materials and specialized product components; actions by competitors; unexpected advances in competing technologies; uncertainties related to the development and introduction of products based on new technologies and expansion into new data storage markets; business conditions and growth in the various hard drive markets; pricing trends and fluctuations in average selling prices; and other risks and uncertainties listed in the company’s filings with the Securities and Exchange Commission (the “SEC”), including the company’s Form 10-Q filed with the SEC on Oct. 29, 2013, and our registration statement on Form S-3 filed with the SEC on Oct. 30, 2013, to which your attention is directed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof, and the company undertakes no obligation to update these forward-looking statements to reflect subsequent events or circumstances.

###

Western Digital, WD and the WD logo are registered trademarks in the U.S. and other countries. HGST trademarks are intended and authorized for use only in countries and jurisdictions in which HGST has obtained the rights to use, market and advertise the brand. Other marks may be mentioned herein that belong to other companies.

[1]	Non-GAAP net income for the second quarter fiscal 2014 consists of GAAP net income of $430 million plus $51 million of amortization of intangibles related to the acquisitions of HGST, sTec, VeloBit and Virident, $26 million related to employee termination benefits and other charges and $25 million of charges related to litigation. Non-GAAP earnings per share of $2.19 for the second quarter is calculated by using the same 243 million diluted shares as is used for GAAP earnings per share. The tax effect of the non-GAAP charges was not material.
[2]	Non-GAAP net income for the second quarter fiscal 2013 consists of GAAP net income of $335 million plus $88 million for a tax-related matter, $49 million of amortization of intangibles related to the acquisition of HGST and $41 million related to employee termination benefits and other charges. Non-GAAP earnings per share of $2.09 for the second quarter is calculated by using the same 246 million diluted shares as is used for GAAP earnings per share. The tax effect of the non-GAAP charges was not material.

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in millions; unaudited)

	Dec. 27,	June 28,
	2013	2013
ASSETS
Current assets:
Cash and cash equivalents	$4,655	$4,309
Accounts receivable, net	1,959	1,793
Inventories	1,293	1,188
Other current assets	381	308

Total current assets	8,288	7,598
Property, plant and equipment, net	3,509	3,700
Goodwill	2,555	1,954
Other intangible assets, net	607	605
Other non-current assets	323	179

Total assets	$15,282	$14,036

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,106	$1,990
Accrued arbitration award	732	706
Accrued expenses	479	480
Accrued compensation	456	453
Accrued warranty	117	114
Short-term debt	500	—
Current portion of long-term debt	230	230

Total current liabilities	4,620	3,973
Long-term debt	1,610	1,725
Other liabilities	473	445

Total liabilities	6,703	6,143
Total shareholders’ equity	8,579	7,893

Total liabilities and shareholders’ equity	$15,282	$14,036

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share amounts; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 27,	Dec. 28,	Dec. 27,	Dec. 28,
	2013	2012	2013	2012
Revenue, net	$3,972	$3,824	$7,776	$7,859
Cost of revenue	2,831	2,765	5,547	5,607

Gross profit	1,141	1,059	2,229	2,252

Operating expenses:
Research and development	421	378	822	774
Selling, general and administrative	229	162	361	341
Charges related to arbitration award	13	—	26	—
Employee termination benefits and other charges	—	41	—	67

Total operating expenses	663	581	1,209	1,182

Operating income	478	478	1,020	1,070
Net interest and other	(11)	(10)	(21)	(24)

Income before income taxes	467	468	999	1,046
Income tax provision	37	133	74	192

Net income	$430	$335	$925	$854

Income per common share:
Basic	$1.82	$1.38	$3.92	$3.50

Diluted	$1.77	$1.36	$3.81	$3.43

Weighted average shares outstanding:
Basic	236	242	236	244

Diluted	243	246	243	249

WESTERN DIGITAL CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions; unaudited)

	Three Months Ended		Six Months Ended
	Dec. 27,	Dec. 28,	Dec. 27,	Dec. 28,
	2013	2012	2013	2012
Cash flows from operating activities
Net income	$430	$335	$925	$854
Adjustments to reconcile net income to net cash provided by operations:
Depreciation and amortization	317	309	629	622
Stock-based compensation	42	32	84	71
Deferred income taxes	(29)	80	(39)	68
Loss on disposal of assets	14	—	29	—
Gain from insurance recovery	—	—	(65)	—
Non-cash portion of employee termination benefits and other charges	—	15	—	15
Changes in operating assets and liabilities, net	(47)	1	(157)	78

Net cash provided by operating activities	727	772	1,406	1,708

Cash flows from investing activities
Purchases of property, plant and equipment	(170)	(246)	(306)	(628)
Acquisitions, net of cash acquired	(560)	(18)	(823)	(27)
Other investing activities, net	(35)	(15)	4	(15)

Net cash used in investing activities	(765)	(279)	(1,125)	(670)

Cash flows from financing activities
Employee stock plans, net	91	53	98	113
Repurchases of common stock	(150)	(146)	(300)	(364)
Dividends to shareholders	(59)	(121)	(118)	(121)
Proceeds from debt	—	—	500	—
Repayment of debt	(58)	—	(115)	(58)

Net cash provided by (used in) financing activities	(176)	(214)	65	(430)

Net increase (decrease) in cash and cash equivalents	(214)	279	346	608
Cash and cash equivalents, beginning of period	4,869	3,537	4,309	3,208

Cash and cash equivalents, end of period	$4,655	$3,816	$4,655	$3,816